                              CERTIFICATE OF MERGER

                                       OF

                   MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                      INTO

                              MREIC MARYLAND, INC.

     The undersigned corporation DOES HEREBY CERTIFY:

     FIRST:  That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

        NAME                                           STATE OF INCORPORATION

MONMOUTH REAL ESTATE                                         Delaware
INVESTMENT CORPORATION

MREIC MARYLAND, INC.                                         Maryland

     SECOND:  That an Agreement of Merger  between the parties to the merger has been approved,  adopted,  certified,  executed and  acknowledged  by each of the constituent  corporations in accordance with the  requirements of section 252 of the General Corporation Law of Delaware.

     THIRD:  The  name of the  surviving  corporation  of the  merger  is  MREIC
MARYLAND,  INC.,  which  shall  hereinwith  be changed to  MONMOUTH  REAL ESTATE
INVESTMENT CORPORATION, a Maryland corporation.

     FOURTH:  That the amendments or changes in the Articles of Incorporation of
MREIC MARYLAND, INC., a Maryland corporation which is the surviving corporation, that are to be effected by the merger are as follows:

                                   "ARTICLE II

                                NAME AND DURATION

     The name of the corporation is Monmouth Real Estate Investment  Corporation
(the "Corporation"). The duration of the Corporation shall be perpetual."

     FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation,  the address of which is Juniper Business Plaza, 3499 Rt.
9 North, Suite 3-C, Freehold, NJ 07728.

     SIXTH:  That a copy of the  Agreement  of Merger will be  furnished  by the surviving  corporation,  on request and without cost, to any  stockholder of any constituent corporation.

     SEVENTH:  That MREIC MARYLAND,  INC.  survives the merger and may be served with process in the State of Delaware in any proceeding  for  enforcement of any obligation of any constituent Delaware  corporation,  as well as for enforcement of  any  obligation  of the  surviving  corporation  arising  from  the  merger, including any suit or other  proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General  Corporation  Law of  Delaware,  and it does  hereby  irrevocably appoint the  Secretary  of State of  Delaware as its agent to accept  service of process  in any such suit or other  proceeding.  The  address to which a copy of such  process  shall be mailed by the  Secretary of State of Delaware is Juniper
Business  Plaza,  3499 Rt. 9 North,  Suite 3-C,  Freehold,  NJ 07728,  until the surviving  corporation  shall have  hereafter  designated in writing to the said
Secretary of State a different address for such purpose.

Dated: May 15, 2003                        MREIC MARYLAND, INC.
      --------------------------

                                           By: /s/ Eugene W. Landy
                                              ----------------------------------

                                           Name:  Eugene W. Landy
                                                --------------------------------

                                           Title: President
                                                 --------------------------------